UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):  October 3, 2012

THE VALSPAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3011	36-2443580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 – 3rd Avenue South, Minneapolis, Minnesota		55402
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (612) 851-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction

A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2012, The Valspar Corporation, a Delaware corporation (“Valspar” or the “Corporation”), announced the addition of Mr. John M. Ballbach to its Board of Directors. Mr. Ballbach was elected to the Board of Directors at the Board’s meeting held on October 3, 2012 and was appointed to the Nominating and Governance and Audit Committees of the Board of Directors.

Mr. Ballbach, age 52, served as President and Chief Executive Officer of VWR International, LLC, a global leader in the laboratory supply market, since 2005 and served as Chairman from 2007 through July 2012.

Mr. Ballbach is a former corporate officer of Valspar, serving as President and Chief Operating Officer from 2002 to 2004. Mr. Ballbach joined Valspar in 1990 and became a corporate officer in 1993.

Mr. Ballbach is entitled to receive an annual retainer, an annual stock award and a restricted stock award, as described in the Corporation’s definitive proxy statement dated February 16, 2012 under “Director Compensation”.

Item 7.01	Regulation FD Disclosure.

On October 3, 2012, The Valspar Corporation issued a press release. A copy of the press release is being furnished to the Securities and Exchange Commission and is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits
99.1 Press Release dated October 3, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE VALSPAR CORPORATION

Date: October 3, 2012	By:	/s/Rolf Engh
	Name:	Rolf Engh
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 3, 2012